                                                                    Exhibit 10.3

                                     KEYCORP

                              ANNUAL INCENTIVE PLAN

                         (JANUARY 17, 2001 RESTATEMENT)

         KeyCorp (the "Corporation") hereby establishes this Annual Incentive Plan for the purpose of providing an incentive to selected key officers of the Corporation and its subsidiaries.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         For the purposes hereof, the following words and phrases shall have the meanings indicated:

         1. A "Beneficiary" shall mean any person designated by a Participant in accordance with the Plan to receive payment of all or a portion of any Incentive Award for which the Participant is eligible at the time of the Participant's death.

         2. A "Change of Control" shall mean a Change of Control under any of clauses (a), (b), (c), or (d) below. A "Non-Initiated Change of Control" shall mean (i) a Change of Control under clause (c) below (regardless of whether it also constitutes a Change of Control under any other clause below), and (ii) a Change of Control under clause (a), (b), or (d) below if such Change of Control results in whole or in any significant part, directly or indirectly, proximately or remotely, from or in response or reaction to an offer or proposal (whether to the Board of Directors or the shareholders of the Corporation) which was not solicited or invited by the management of the Corporation to engage in a transaction with the Corporation that, if consummated, would result in a Change Event under clause (c) below. An "Initiated Change of Control" shall mean all Changes of Control other than a Non-Initiated Change of Control. The determination of the Committee whether a Change of Control constitutes an Initiated or Non-Initiated Change of Control shall be final and conclusive. For purposes of this definition, the Corporation will be deemed to have become a subsidiary of another corporation if any other corporation (which term shall include, in addition to a corporation, a limited liability company, partnership, trust, or other organization) owns, directly or indirectly, 50 percent or more of the total combined outstanding voting power of all classes of stock of the Corporation or any successor to the Corporation.



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                           (a) A Change of Control will have occurred under this
                  clause (a) if the Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and either

                           (i) immediately after giving effect to that transaction, less than 65% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to the transaction, or

                           (ii) immediately after giving effect to that transaction, individuals who were directors of the Corporation on the day before the first public announcement of (x) the pendency of the transaction or (y) the intention of any person or entity to cause the transaction to occur, cease for any reason to constitute at least 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation.

                           (b) A Change of Control will have occurred under this
                  clause (b) if a tender or exchange offer shall be made and consummated for 35% or more of the outstanding voting stock of the Corporation or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) is or becomes the beneficial owner of 35% or more of the outstanding voting stock of the Corporation or there is a report filed on
                  Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as adopted under the 1934 Act, disclosing the acquisition of 35% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any person (as defined earlier in this clause
                  (b)).



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                           (c) A Change of Control will have occurred under this
                           clause (c) if either (i) without the prior approval, solicitation, invitation, or recommendation of the Corporation Board of Directors any person or entity makes a public announcement of a bona fide intention
                           (A) to engage in a transaction with the Corporation that, if consummated, would result in a Change Event (as defined below in this clause (c)), or (B) to "solicit" (as defined in Rule 14a-1 under the 1934
                           Act) proxies in connection with a proposal that is not approved or recommended by the Corporation Board of Directors, or (ii) any person or entity publicly announces a bona fide intention to engage in an election contest relating to the election of directors of the Corporation (pursuant to Regulation 14A, including Rule 14a-11, under the 1934 Act), and, at any time within the 24 month period immediately following the date of the announcement of that intention, individuals who, on the day before that announcement, constituted the directors of the Corporation (the "Incumbent Directors") cease for any reason to constitute at least a majority thereof unless both (A) the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the Incumbent Directors in office at the time of the election or nomination for election of such new director, and (B) prior to the time that the Incumbent Directors no longer constitute a majority of the Board of Directors, the Incumbent Directors then in office, by a vote of at least 75% of their number, reasonably determine in good faith that the change in Board membership that has occurred before the date of that determination and that is anticipated to thereafter occur within the balance of the 24 month period to cause the Incumbent Directors to no longer be a majority of the Board of Directors was not caused by or attributable to, in whole or in any significant part, directly or indirectly, proximately or remotely, any event under subclause (i) or (ii) of this clause
                  (c).




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                  For purposes of this clause (c), the term "Change Event" shall mean any of the events described in the following subclauses
                  (x), (y), or (z) of this clause (c):

                           (x) A tender or exchange offer shall be made for 25% or more of the outstanding voting stock of the Corporation or any person (as the term "person" is used in Section 13(d) and Section 14(d)(2) of the 1934 Act) is or becomes the beneficial owner of 25% or more of the outstanding voting stock of the Corporation or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as adopted under the 1934 Act, disclosing the acquisition of 25% or more of the outstanding voting stock of the Corporation in a transaction or series of transactions by any person (as defined earlier in this subclause (x)). (y) the Corporation is a party to a transaction pursuant to which the Corporation is merged with or into, or is consolidated with, or becomes the subsidiary of another corporation and, after giving effect to such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation represent or were issued in exchange for voting securities of the Corporation outstanding immediately prior to such transaction or less than 51% of the directors of the surviving or resulting corporation or (if the Corporation becomes a subsidiary in the transaction) of the ultimate parent of the Corporation were directors of the Corporation immediately prior to such transaction.
                           (z) There is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Corporation.

                           (d) A Change of Control will have occurred under this
                  clause (d) if there is a sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation.


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         3. The "Committee" shall mean the Compensation and Organization
Committee of the Board of Directors of the Corporation or other Committee of the Board of Directors hereafter succeeding to the responsibilities currently performed by the Compensation and Organization Committee with respect to the Plan.

         4. An "Incentive Award" shall mean the incentive which may be paid to a Participant pursuant to the Plan.

         5. "Market Point" shall mean for any Participant for any calendar year the market point (as determined under the Corporation's salary administration program) of such Participant's job grade at the end of the calendar year; provided, however, that if the Corporation changes such Participant's job grade during any such calendar year or such Participant is promoted, transferred, or otherwise moves into a different job grade during such calendar year, then such Market Point shall be calculated on a pro rata basis for each of the periods in which such job grades were in effect for such Participant.

         6. A "Participant" shall mean a senior officer of the Corporation or one of its subsidiaries who is selected by the Committee to participate in the Plan.

         7. The "Plan" shall mean this Annual Incentive Plan, together with all amendments hereto.

         8. "Plan Year" shall mean each calendar year for which the Plan remains in existence.

         9. "Subsidiary" shall mean a corporation organized and existing under the laws of the United States or of any state or the District of Columbia of which 50 percent or more of the issued and outstanding stock is owned by the Corporation or by a Subsidiary of the Corporation.

         10. The "Target Incentive Pool" shall mean the aggregate amount, as determined in accordance with Article II of the Plan, of the aggregate individual target Incentive Awards of Participants.

         11. "Target Pool Percentage" shall mean the percentage determined pursuant to Article II, Sections 3 and 4 below that will be used to establish the aggregate amount available for Incentive Awards.

         12. The "1934 Act" shall mean the Securities Exchange Act of 1934 as from time to time amended.



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                                   ARTICLE II

                                INCENTIVE AWARDS
                                ----------------

         1. PARTICIPATION. Annually, the Committee shall select the Participants in the Plan for the Plan Year. In general, the selection will be made prior to the beginning of each Plan Year or as soon thereafter as is reasonably practicable; in addition, such selection may be made at any time during a Plan Year in the case of a newly hired employee or an employee that receives a new position. Not in limitation of the foregoing, the Committee shall have the authority to designate at the beginning of a Plan Year, or as soon thereafter as is reasonably practicable, employees in selected job grades as Participants, including any employee that may later be hired or promoted into any such job grade during the Plan Year, without further action on behalf of the Committee. Participants shall be notified of their selection in writing. In the event that employees are determined to be Participants by job grade, the Chief Executive Officer, or his or her designee, may select, subject to the approval of the Committee or in accordance with guidelines established by the Committee, additional eligible employees for Plan participation notwithstanding their job grade. Employees otherwise eligible for participation because of their job grade may be excluded, by action of the Committee or the Chief Executive Officer (or his or her designee), if they are participants in business unit or other incentive compensation plans.

         2. INCENTIVE POOL. The individual target incentives for persons selected to be in the Plan are set forth in Exhibit A to the Plan, which Exhibit A may be amended by action of the Committee from time to time. Target incentives for Participants who are eligible for part of the Plan Year or whose incentive group assignment changed during the Plan Year will be calculated on a pro rata basis for both the period of each incentive group assignment and the period during the Plan Year in which the Participant was an eligible employee. In the event that an individual whose job does not have an assigned salary grade is approved for participation in the Plan, the Chief Executive Officer, or his or her designee, is authorized to select a target incentive percentage for such individual and base the calculation of target incentive and other calculations under this Plan on such individual's base salary.


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         3. FORMULA FOR TARGET POOL PERCENTAGE; KNOCK-OUT FACTOR. Prior to each
Plan Year or as soon as practical thereafter, the Committee shall devise a formula to determine the Target Pool Percentage which formula shall be based on one or more financial criteria or other performance goals. The Committee shall have the discretion to set minimal performance goals which must be met before any Incentive Awards will be made under the Plan. In its sole discretion the Committee may revise or waive one or more of such minimal performance goals as a result of any change in conditions or the occurrence of any events or other factors which make such goal or goals unsuitable or undesirable. Notwithstanding that the Corporation has not met a minimal performance goal, if the Committee determines that one or more lines of business of the Corporation have had a level of performance deserving of Incentive Awards, the Committee may establish a pool for Incentive Awards utilizing a Target Pool Percentage fixed at 25% (or such higher or lower percentage as the Committee, in its sole discretion, shall determine).

         4. INCENTIVE AWARDS. As soon as practical after the end of the Plan Year, the Committee shall determine the Target Pool Percentage (not to exceed 300%) to be applied to the Target Incentive Pool to establish the maximum aggregate amount to be distributed as Incentive Awards. The percentage shall be based on the formula established in Section 3 hereof but the Committee shall have the discretion to decrease or increase the otherwise determined Target Pool Percentage for the Plan Year by not more than thirty per cent (30%) of such Target Pool Percentage. (For example, if the Target Pool Percentage is established at 120%, the Committee would have the discretion to increase the Target Pool Percentage to not more than 156% or to decrease the Target Pool Percentage to not less than 84%.) In determining whether, and the extent to which, the formula established in Section 3 hereof has been achieved, the Committee shall have the discretion to disregard changes in accounting rules or practices, gains from the sale of subsidiaries or assets outside the ordinary course of business, or restructuring or other nonrecurring charges or similar adjustments. It is contemplated that Incentive Awards may, depending upon the responsibilities of the Participant, be based wholly on corporate performance, partially on corporate performance and partially on line of business or business unit performance, or wholly on line of business or business unit performance. Ordinarily, the Committee will delegate to management responsibility for determining Target Pool Percentages for each line of business or business unit provided



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that the aggregate weighted average Target Pool Percentages for all lines of business and business units shall be substantially equivalent to the Target Pool Percentage established by the Committee.

         The Committee shall determine or approve the amount of the Incentive Award for each Participant above such job grade level as the Committee shall from time to time select and, with respect to all other Participants, the Committee shall approve the Incentive Awards based on the methodology utilized by management consistent with the Committee's overall discretion.

         It may be determined that a Participant shall receive no Incentive Award for the Plan Year. In addition, the Plan does not restrict the maximum amount of an Incentive Award that may be paid to an individual Participant.

         5. ACTIVE EMPLOYMENT REQUIREMENT. Ordinarily, Incentive Awards shall be made only to Participants who are actively employed at the end of the Plan Year; however, Participants who retire at age 65 or over or become disabled during a Plan Year, or the Beneficiary(s) or estate of a Participant whose death occurs during a Plan Year shall be entitled to, on a pro rata basis (for the period of time the Participant was in the Plan for the Plan Year) the lesser of (i) the Participant's target incentive or (ii) the Participant's target incentive times the Target Pool Percentage if the Committee determines a Target Pool Percentage of less than 100%. Except as provided in Section 6 hereof, no other Participant who is not actively employed at the end of the Plan Year shall receive an Incentive Award unless the Committee, in its sole discretion, so determines that an Incentive Award shall be made.

         6. EFFECT OF CHANGE OF CONTROL. Upon the occurrence of a Non-Initiated Change of Control during the Plan Year, this Plan shall terminate and each Participant immediately prior to the occurrence of such Non-Initiated Change of Control shall promptly receive 300% of such Participant's target incentive payable under the Plan for the full Plan Year. In the event of the occurrence of an Initiated Change of Control during the Plan Year, the Committee, in its sole discretion, shall determine whether the Plan should terminate and the manner of calculating, and the time for payment, of Incentive Awards (if any) to be made under the Plan for the Plan Year.

         7. PAYMENT OF INCENTIVE AWARD. Except as provided in the first sentence of Section 6 hereof, Incentive Awards shall be paid on or prior to March 15 of the year following the Plan Year.



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Notwithstanding any other provision of the Plan, the Committee, in its sole discretion, shall have the authority to authorize payment of all or a portion of all Incentive Awards prior to the end of the Plan Year, and if a portion, the Corporation shall pay the remaining portion of the Award on or prior to March 15 of the year following the Plan Year.

         Notwithstanding any other provision of the Plan, the Committee, in its sole discretion, shall have the authority to require deferral of payment of all or a portion of all Incentive Awards due to any Plan Participant if the Committee determines that the Corporation would be denied a deduction for federal income tax purposes for such Award or the portion thereof by reason of
Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder, if the Award or the portion thereof were not so deferred. Such deferred Incentive Awards, or the portion thereof, shall be deferred in accordance with the provisions of the KeyCorp Deferred Compensation Plan or the KeyCorp Automatic Deferral Plan ("Automatic Deferral Plan"), whichever is applicable.

                                   ARTICLE III

                               AUTOMATIC DEFERRAL
                               ------------------

         1. ELIGIBILITY AND PARTICIPATION. A Plan Participant who accrues an Incentive Award under the Plan which exceeds $100,000 for the applicable Plan year shall automatically and without further action by the Participant defer a percentage of the Participant's Incentive Award to the Automatic Deferral Plan, and shall automatically become a participant in the Automatic Deferral Plan.

         2. AUTOMATIC DEFERRAL REQUIREMENTS. Commencing as of January 1, 1999 and thereafter, a Participant meeting the eligibility and participation requirements contained in Section 1 hereof, as a condition of their continued participation in the Plan, shall automatically defer the following percentages of the Participant's accrued Incentive Award for the applicable Plan year to the Automatic Deferral Plan:

                           (a) THE PORTION OF A PARTICIPANT'S INCENTIVE AWARD
                  BETWEEN $100,000 UP TO AND INCLUDING $500,000. Twenty percent (20%) of the Participant's Incentive Award between $100,000 up to and including $500,000 shall be automatically deferred to the Automatic Deferral Plan.



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                           (b) THE PORTION OF A PARTICIPANT'S INCENTIVE AWARD
                  BETWEEN $500,000 UP TO AND INCLUDING $1,000,000. Twenty five (25%) of the Participant's Incentive Award between $500,000 up to and including $1,000,000 shall be automatically deferred to the Automatic Deferral Plan.

                           (c) THE PORTION OF A PARTICIPANT'S INCENTIVE AWARD
                  GREATER THAN $1,000,000. Thirty percent (30%) of the Participant's Incentive Award greater than $1,000,000 shall be automatically deferred to the Automatic Deferral Plan.

         3. PLAN VESTING. A Participant shall have no vested interest in that portion of the Participant's Plan Incentive Award that is automatically deferred to the Automatic Deferral Plan. Once deferred to the Automatic Deferral Plan, the Participant's deferred Incentive Award shall be subject to the Automatic Deferral Plan's vesting, distribution, and forfeiture provisions, and the Plan Participant shall have no right or entitlement to any such Incentive Award deferred to the Automatic Deferral Plan except as specifically granted and/or authorized under the terms of the Automatic Deferral Plan.

         4. TIME OF DEFERRAL. A Participant's accrued Plan Incentive Award deferred to the Automatic Deferral Plan in accordance with the provisions of
Section 2 hereof, shall be credited on a bookkeeping basis to an Automatic Deferral Plan account established in the Participant's name as of the payroll date on which such Incentive Awards are generally otherwise paid under the Plan.

         5. EFFECT OF DISCHARGE FOR CAUSE OR VOLUNTARY TERMINATION. In the event of a Participant's Discharge for Cause or Voluntary Termination, the Participant shall automatically forfeit any and all right to receive payment for any Incentive Award which otherwise would have become subject to the "Automatic Deferral Requirements" of Section 2, hereof, but for the Participant's Discharge for Cause or Voluntary Termination prior to the date on which Incentive Awards are otherwise paid under the Plan.

         6. DEFINITIONS. For purposes of this Article III, the following words and phrases shall have the meaning hereinafter set forth, unless a different meaning is clearly required by the context:

                           (a) "Discharge for Cause" shall mean the permanent
                  termination of the Participant's employment from his or her Employer and any other Employer that is the result of (1) serious misconduct as an Employee, including, but not limited to, a continued


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                  failure after notice to perform a substantial portion of his or her duties and responsibilities unrelated to illness or incapacity, unethical behavior such as acts of self-dealing or self-interest, harassment, violence in the workplace, or theft; (2) the commission of a crime involving a controlled substance, moral turpitude, dishonesty, or breach of trust; or
                  (3) the Employer being directed by a regulatory agency or self-regulatory agency to terminate or suspend the Participant or to prohibit the Participant from performing services for the Employer. The Corporation in its sole and absolute discretion shall determine whether a Participant has been Discharged for Cause, as provided for in this Section 6(a).

                           (b) "Voluntary Termination" shall mean a voluntary
                  and permanent termination of a Participant's employment from his or her Employer and from any other Employer, whether by resignation or otherwise, but shall not include the Participant's Discharge for Cause, Retirement, Involuntary Termination, Termination Under Limited Circumstances, or termination as a result of Disability or death.

         All the capitalized and undefined terms used in this Section 6 shall have the meanings given them in the Automatic Deferral Plan, unless a different meaning is plainly required by the context.

                                   ARTICLE IV

                                 ADMINISTRATION
                                 --------------

         The Corporation shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Committee shall have all such powers as may be necessary to carry out its duties under the Plan, including the power to determine all questions pertaining to claims for benefits and procedures for claim review, and the power to resolve all other questions arising under the Plan, including any questions of construction. The Corporation and the Committee may take such further action as the Corporation and the Committee shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Corporation and the Committee hereunder shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of the Employee Retirement Income Security Act of 1974, as amended, the Committee shall provide a procedure for handling claims of



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Participants or their Beneficiaries under this Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claims as well as a reasonable opportunity for a full and fair review by the Committee of any such denial. Notwithstanding anything to the contrary contained herein, the Corporation shall be the "administrator" for the purpose of the Employment Retirement Income Security Act of 1974, as amended. Any action authorized under the Plan to be done by the Committee may be done by the Board of Directors or any other Board committee authorized by the Board of Directors.

                                    ARTICLE V

                            AMENDMENT AND TERMINATION
                            -------------------------

         The Corporation reserves the right to amend or terminate the Plan at any time by action of the Board of Directors or the Committee, but, from and after the occurrence of a Non-Initiated Change of Control, no such amendment or termination shall adversely affect the rights of a Participant which have accrued prior to such amendment or termination except with the written consent of such Participant.

                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

         1. NOT AN EMPLOYMENT AGREEMENT. Nothing herein contained shall be construed as a commitment to or agreement with any person employed by the Corporation or a Subsidiary to continue such person's employment with the Corporation or Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Corporation or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period. All Participants shall remain subject to discharge to the same extent as if the Plan had never been put into effect.

         2. UNFUNDED FOR TAX AND ERISA PURPOSES. It is the intention of the Corporation and the Participants that the Plan be unfunded for tax purposes and for the purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.



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         3. CLAIMS OF OTHER PERSONS. The provisions of the Plan shall in no event be construed as giving any person, firm, or corporation any legal or equitable right against the Corporation or any Subsidiary, their officers, employees, agents, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

         4. ABSENCE OF LIABILITY. No member of the Board of Directors of the Corporation or a Subsidiary or any officer or employee of the Corporation or a Subsidiary shall be liable for any act or action hereunder, whether of commission or omission.

         5. SEVERABILITY. The invalidity or unenforceability of any particular provisions of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         6. GOVERNING LAW. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.


                               KEYCORP

                               By:
                                  ----------------------------------------------
                                   Thomas E. Helfrich, Executive Vice President




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                                    EXHIBIT A
                                    ---------

         Incentive            Job                      Target Incentive As a
           Group              Grades                   Percent of Market Point
           -----              ------                   -----------------------

               I                 95                             100%
              II                 94                             85%
             III                 92-93                          70%
              IV                 90-91                          55%
               V                 89                             45%
              VI                 88                             35%
             VII                 87                             30%
            VIII                 86                             25%
              IX                 85                             20%
               X                 84 and below                   15%



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